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                             STOCKHOLDERS AGREEMENT

                           DATED AS OF AUGUST 17, 2005

                                 BY AND BETWEEN

                                  ASTRALIS LTD.

                                       AND

                               BLUE CEDAR LIMITED

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            This Stockholders Agreement (this "Agreement") is dated as of August
17, 2005, by and between Astralis Ltd., a Delaware corporation (the
"Corporation" or the "Company") and Blue Cedar Limited, a British Virgin Island corporation ("Blue Cedar").

                                    RECITALS

            WHEREAS, the Corporation and Blue Cedar have entered into that certain Securities Purchase Agreement, dated as of August 17, 2005 (the "Securities Purchase Agreement"), providing for a significant investment by Blue Cedar in the Corporation by means of purchase of: (a) an aggregate of 18,181,818 shares of common stock of the Corporation, par value $.0001 per share ("Common Stock"), (b) warrants to purchase up to an aggregate of 18,181,818 shares of Common Stock for a period of five years from the date thereof (the "Long Term Warrants") and (c) warrants to purchase up to an aggregate of 12,12,212 shares of Common Stock for a period of 12 months from the date thereof ("Short Term Warrants", collectively with the Long Term Warrants, the "Warrants"), and

            WHEREAS, the Corporation and Blue Cedar desire to enter into this Agreement for the purpose of setting forth certain obligations of the Corporation with respect to the governance of the Corporation and certain aspects of the relationship between Blue Cedar and the Corporation;

            NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

            As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon reference.

            "Agreement" shall have the meaning set forth in the Preamble.

            "Affiliate" shall mean, with respect to any Person, any other Person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by appointment of directors, by contract or otherwise.

            "Blue Cedar Director" shall have the meaning set forth in Section 2.1(a).

            "Board of Directors" shall mean the Board of Directors of the Corporation.

            "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to remain closed.


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            "Common Stock" shall mean the Common Stock, par value $.0001 per share of the Corporation.

            "Corporation" shall have the meaning set forth in the Preamble.

            "Director" shall mean a member of the Board of Directors.

            "Independent Director" shall mean a person who is independent of the Corporation's management and who is not a director, officer, or an employee of Blue Cedar or any other stockholder of the Corporation.

            "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof or any group comprised of such individuals or entities.

            "Phase IIb Clinical Trial" shall mean the Phase IIb clinical trial to be conducted by the Corporation for Psoraxine.

            "Stockholders" shall mean all holders if capital stock of the Corporation.

            "Transfer" shall mean to directly or indirectly sell, give, transfer, assign, pledge, hypothecate or otherwise dispose of, or to contract or agree to do any of the foregoing.

            "Warrants" shall mean collectively the Short Term Warrant and the Long Term Warrant issued by the Corporation to Blue Cedar.

                                   ARTICLE II

                                   GOVERNANCE

      2.1 Board of Directors.

            (a) At all times while this Agreement is in effect, the Board of Directors of the Corporation shall be comprised of at least six Directors and include at least two Independent Directors. The Board of Directors of the Corporation shall at all times use its best effort to nominate at least two persons for election by the holders of shares of Common Stock to serve as Independent Directors.

            (b) Blue Cedar shall have the right to designate one director to the Board ("Blue Cedar Director"). The Board of Directors will nominate the designee of Blue Cedar to serve on the Board of Directors at each meeting of Stockholders of the Corporation at which Directors are elected. In addition, immediately following the Closing of the purchase of securities under the Securities Purchase Agreement, the Board of Directors shall elect the Blue Cedar Director to fill a vacancy in the Board of Directors. If Blue Cedar at any time owns a percentage of the outstanding Common Stock of the Corporation that is larger than is owned by any other Stockholder, it will automatically become entitled to designate such number of additional members to the Board of Directors so as to have a number equal to the number held by representatives, appointees, nominees or employees of any other Stockholder having the right to designate one or more directors of the Corporation.


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            (c) If, at any time when this Agreement is in effect, a vacancy is created on the Board of Directors by reason of death, disability, retirement, resignation, removal or otherwise of the Blue Cedar Director, Blue Cedar shall be entitled to nominate a successor Director to fill the vacancy created thereby and the Board of Directors shall elect such designee to fill the vacancy.

            (d) At all times while this Agreement is in effect, a quorum of the Board of Directors shall consist of a majority of the entire Board of Directors and must include at least one Independent Director.

            (e) The Board designee of Blue Cedar shall have unlimited access to all information provided by management to any other director, and shall be given at least monthly financial reports and monthly status reports on development efforts. The Corporation and Blue Cedar agree and acknowledge that Blue Cedar may receive such information from its designee. Blue Cedar shall maintain the confidentiality of all such information until such time as it is lawfully made publicly available.

      2.2 Relationship Between Astralis and its Major Stockholders.

            Astralis shall not enter into any form of service agreement or distribution arrangement (for cash, shares or any other form of remuneration, including no remuneration) or other similar contract or transfer of personnel with any shareholder of Astralis owning more than 10% of the outstanding shares of Common Stock of the Corporation (or becoming a holder of more than 10% of the outstanding shares of Common Stock of the Corporation) or any of their respective subsidiaries, employees, prior employees, or consultants, until the completion by the Corporation of the Phase IIb Clinical Trial, without the prior written consent of Blue Cedar, such consent not to be unreasonably withheld, provided, however, nothing herein shall prohibit the Company from honoring its obligations (nor shall the Company be required to seek or obtain the consent of Blue Cedar) in connection with any existing agreement between the Company and SkyePharma plc or any of its subsidiaries. The Corporation acknowledges that the interests of Blue Cedar may diverge from the interests of the Corporation in respect of granting or withholding such consent, and that Blue Cedar shall not be deemed to be unreasonable if it withholds its consent in any given instance where Blue Cedar, in its own good faith judgment, determines that with respect to any arrangement with SkyePharma plc or any related entity, such consent is not in the best interests of the Company.

            The employment of Hank Graham however on fair market, commercial terms is permitted under this agreement.

      2.3 Participation in Future Financing.

            All capitalized terms used in this Section 2.3 shall have the meanings ascribed to them in the Securities Purchase Agreement. From the date hereof until the date that is the two year anniversary of the Closing Date, upon any financing by the Company or any of its Subsidiaries of Common Stock or


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Common Stock Equivalents (a "Subsequent Financing"), Blue Cedar shall have the right to participate in up to an amount of the Subsequent Financing sufficient to maintain the aggregate percentage that its ownership of the Common Stock (including, for purposes of this calculation, until the expiration of such Short Term Warrant, all shares which Blue Cedar could purchase by exercise of the Short Term Warrant whether or not such Short Term Warrant has been exercised) bears to all outstanding Shares of the Company as of the Closing (the "Participation Maximum").

            At least 5 Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to Blue Cedar a written notice of its intention to effect a Subsequent Financing (such notice, a "Subsequent Financing Notice"). The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

            If Blue Cedar wishes to participate in such Subsequent Financing, Blue Cedar must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 5th Trading Day after the Subsequent Financing Notice that Blue Cedar is willing to participate in the Subsequent Financing, the amount of its participation, and that Blue Cedar has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from Blue Cedar as of such 5th Trading Day, Blue Cedar shall be deemed to have notified the Company that it does not elect to participate, and the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.

            The Company must provide Blue Cedar with a second Subsequent Financing Notice, and Blue Cedar will again have the right of participation set forth above in this Section 2.3, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice.

            Notwithstanding the foregoing, this Section 2.3 shall not apply in respect of an Exempt Issuance.

                                  ARTICLE III

                                  MISCELLANEOUS

      3.1 Notices.

            All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a U.S. address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested. In each case notice shall be sent to:


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            If to the Corporation addressed to:

               Astralis Ltd.
               75 Passaic Avenue
               Fairfield, NJ 07004, U.S.
               Attn:
                     ------------------------------
               Fax:  +1-973-227-7169

            With a copy to:

               McCarter & English, LLP
               100 Mulberry Street
               Four Gateway Center
               Newark, NJ  07102, U.S.
               Attn: Jeffrey A. Baumel
               Fax: +1-973-624-7070

            If to Blue Cedar addressed to:

               Blue Cedar Limited
               P.O. Box 546
               28-30 The Parade,
               St. Helier, Jersey JE48XY
               Channel Islands
               Fax: +44-1534-636215

            With a copy to:

               [_______________________________________]
               [_______________________________________]
               [_______________________________________]
               [_______________________________________]
               Attn:
                     ------------------------------
               Fax:
                    -------------------------------

      3.2 Severability.

            In the event that anyone or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

      3.3 Entire Agreement; Termination. This Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement shall terminate upon the earlier to occur of (i) the date on which Blue Cedar shall no longer beneficially own, in the aggregate, at least 40% of the shares of Common Stock of the Corporation purchased at the Closing, or


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      (ii) the date of public disclosure by the Corporation of the results of the Phase IIb Clinical Trial. Further, this Agreement may be terminated by the mutual written consent of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided for herein or therein.

      3.4 Successors and Assigns.

            This Agreement shall inure to the benefit of, and be binding upon, the Corporation, Blue Cedar and their respective successors, assigns, heirs, executors and administration.

      3.5 Consent to Specific Performance.

            The parties hereto declare that it is impossible to measure in money the damages which would accrue to a party by reason of failure to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

      3.6 Variations in Pronouns.

            All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.

      3.7 Governing Law; Submission to Jurisdiction; Selection of Forum.

            This Agreement shall be construed in accordance with the laws of the State of New Jersey, without regard to conflict of law provisions thereof. Each party hereto agrees that it shall bring up any action or proceeding in respect of any claim arising out of or related to this agreement or the transactions contained in and contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the District of New Jersey or, if such court is not available, the Superior Court of New Jersey for the county of Essex (the "Chosen Courts") and solely in connection with claims arising under this Agreement or the transactions contained in or contemplated by this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts and agrees not to commence any action in respect of any such claim in any other court or forum,
(iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (iv) waives any right to a trial by jury and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with
Section 3.1 of this Agreement.

      3.8 Further Assurances.

            Each of the parties shall execute and deliver such further instruments and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.


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      3.9 Cumulative Remedies.

            All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

      3.10 Headings.

            The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      3.11 Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first written above.

                                                 ASTRALIS LTD.


                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                 BLUE CEDAR LIMITED


                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


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